UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006

MILLENNIUM PLASTICS CORPORATION

(Name of small business issuer in its charter)

Nevada	000-30234	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3161 E. Warm Springs Road, Suite 300 Las Vegas, Nevada 89120	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 454-2121

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, we agreed to acquire Midwest Energy, Inc., a Nevada corporation, pursuant to an agreement and plan of merger by and among us, Millennium Acquisition Sub, a Nevada corporation and our wholly owned subsidiary, and Midwest Energy, Inc. The agreement and plan of merger provides that, effective on August 15, 2006, Millennium Acquisition Sub will merge with and into Midwest Energy, Inc., with Midwest Energy, Inc. as the surviving corporation, and we will issue 11,833,000 shares of our common stock in exchange for 100% of the outstanding shares of Midwest Energy, Inc. Further, concurrent with the effective time of the merger and prior to the issuance of the shares to the Midwest Energy stockholders, we will institute a 1 for 253.45 reverse split of our outstanding shares of common stock and amend our articles of incorporation to change our name to “EnerJex Resources, Inc.” Upon closing of the merger, the former stockholders of Midwest Energy, Inc. will control approximately 98% of our outstanding shares of common stock, which are estimated to be approximately 12,133,457 shares. In addition, as part of the merger, Midwest Energy, Inc. will pay us $381,000 in cash to extinguish the majority of our outstanding liabilities.

The Merger Agreement was approved by the unanimous consent of our Board of Directors and Midwest Energy, Inc. and by our majority stockholder.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

In conjunction with the completion of the merger with Midwest Energy, Inc. described in Item 1.01 above, effective August 15, 2006 we will acquire all of the outstanding assets of Midwest Energy, Inc. as Midwest Energy, Inc. will become a wholly owned subsidiary as a result of the merger.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Concurrent with the effective date of the merger with Midwest Energy, Inc. we will initiate a 1 for 253.45 reverse stock split. This will reduce the number of shares of our common stock outstanding to approximately 300,457 shares.

Upon the effectiveness of the merger described in Item 1.01 above, we will issue 11,833,000 shares of our common stock to the stockholders of Midwest Energy, Inc. We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2), Regulation D and/or Regulation S. The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decision. We reasonably believed that the recipients, immediately prior to issuing the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Pursuant to the merger agreement with Midwest Energy, Inc., described in Item 1.01 above, we will issue 11,833,000 shares of our common stock to the stockholders of Midwest Energy, Inc. In addition, effective August 15, 2006, we will institute a 1 for 253.45 reverse stock split, which will reduce the number of our outstanding shares of common stock to approximately 300,457. As a result of the reverse split and the issuance of the shares to the stockholders of Midwest Energy, Inc., the Midwest Energy, Inc. stockholders will hold approximately 98% of our outstanding shares of common stock. In addition, concurrent with the effective date of the merger, all of our current officers and directors will be replaced by the officers and directors of Midwest Energy, Inc. These occurrences will constitute a change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock immediately following closing of the merger, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers after the merger. The percentage of beneficial ownership for the following table is based on 12,133,457 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after August 15, 2006 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Stephen Cochennet, CEO/President, Secretary/Treasurer and sole Director	2,000,000	16.5%
Todd Bart (3), Chief Financial Officer	0	0%
Directors and Officers as a Group	2,100,000	16.5%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Midwest Energy, Inc., 7300 West 110th Overland Park Kansas 66210.

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	The 100,000 shares listed in the table represent options Mr. Bart has the right to acquire.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
Goran Blagojevic (3) Via Carlo Ederle 5 37126 Verona, Italy	1,290,000	10.6%
Francesco Smania Via Flli Ferroni 4 37126 Verona, Italy	800,000	6.6%
Tapco Energy Corp. 10804 Horton Street Overland Park, KS 66211	650,000	5.4%
Janett Cubitt 4213 Summit Circle Amarillo, TX 79106	650,000	5.4%
Simon Phung 65111 E. 27th Terrace Independence, MO 64055	650,000	5.4%
Lawrence Kehoe 1237 Osborne Road Pomona, KZ 66076	640,000	5.3%
Beneficial Owners as a Group	4,680,000	38.7%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	590,000 shares are held by Goran & Marijana Blagojevic JTTEN.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

(a)         Concurrent with the effective date of the merger all of our current directors will appoint Mr. Stephen Cochennet as a director and will subsequently resign. This will leave Mr. Cochennet as our sole director.

Stephen Cochennet, age 50, is currently the Chief Executive Officer, President, Secretary/Treasurer and sole director of Midwest Energy. From 1985 to 2002, Mr. Cochennet held executive positions with UtiliCorp United (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, gas/energy marketing, and managing several new start-up subsidiaries. Prior to his experience at Aquila/UtiliCorp United, Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet formed the CSC Group through which he supports a number of clients that include Fortune 500 corporations, international companies, gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided include strategic planning, capital formation, corporate development, executive networking and transaction structuring. Mr. Cochennet also serves as a member of the board of directors for Terax Energy, Inc., a 34 Act reporting company. He also serves on several advisory boards. Mr. Cochennet graduated from the University of Nebraska in Lincoln with a bachelor’s degree in economics and finance.

(b)(c)   Concurrent with the effective date of the merger all of our current officers will immediately resign and the board of directors (consisting solely of Mr. Cochennet) will appoint (i) Mr. Stephen Cochennet as our Chief Executive Officer, President, Secretary and Treasurer and (ii) Mr. Todd Bart as our Chief Financial Officer.

Stephen Cochennet, see resume above.

Todd Bart, age 41, currently serves as the Chief Financial Officer of Midwest Energy, Inc. Prior From 2004 to 2006, Mr. Bart was Vice President/Controller for Bois d-Arc Energy, Inc., a NYSE company. From 1995 to 2004, Mr. Bart was the Chief Financial Officer, Secretary and Treasurer of Panaco, Inc., a 34 Act registered company. From 1992 until 1995 he worked for Yellow Freight System, Inc., a trucking company, in financial accounting and reporting. Mr. Bart is a Certified Public Accountant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 15, 2006, our articles of incorporation will be amended to change our name to “EnerJex Resources, Inc.”. A copy of the amendment to our articles of incorporation are attached hereto as an exhibit.

Item 5.06 -Change in Shell Company Status.

We are currently considered a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the merger with Midwest Energy, Inc. and the amendment to this Form 8-K to attach the financial statements of Midwest Energy, Inc., we will cease to be a “shell company” as Midwest Energy has operating assets and is currently generating revenues. Until such time as the information required by Items 9.01 (a) and (b) are filed, we will continue to be considered a “shell company”. For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Section 8 – Other Events

Item 8.01 Other Events.

Effective August 16, 2006, the Registrant’s trading symbol on the gray sheets will be changed to EJXR.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after August 15, 2006 (the effective date of the merger). However, due to our current status as a “shell company” we acknowledge we will be in conflict of Item 9.01(c) of Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after August 15, 2006 (the effective date of the merger). However, due to our current status as a “shell company” we acknowledge we will be in conflict of Item 9.01(c) of Form 8-K.

(c)	Shell Company Transactions.

While we acknowledge the 71 day provision for the filing of financial statements and pro forma financial information does not apply to “shell companies”, the financial statements of Midwest Energy, Inc. are not available at this time and are anticipated to be available within 71 days. During this period of time, we will continue to be considered a “shell company”.

(d)	Exhibits.

Exhibit Number	Description
2.3	Agreement and Plan of Merger by and among Millennium Plastics Corporation, Millennium Acquisition Sub and Midwest Energy, Inc. dated July 31, 2006
3 (i).c	Amendment to Articles of Incorporation to change name to EnerJex Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PLASTICS CORPORATION

By: /s/ Paul Branagan

Paul Branagan, President

Date: August 15, 2006